Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aina Le'a, Inc. Waikoloa, Hawaii

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 1, 2014 (November 25, 2014 and February 13, 2015 as to the first and second paragraphs of Note 14, respectively) relating to the financial statements of Aina Le'a, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Macias Gini & O'Connell LLP
Sacramento, California

March 30, 2015